UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

SYMETRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 108th Avenue NE, Suite 1200

Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 256-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Severance and Change in Control Plans. On March 5, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Symetra Financial Corporation (the “Company”) adopted the Symetra Financial Corporation Executive Severance Pay Plan (the “Severance Plan”) and the Symetra Financial Corporation Senior Executive Change in Control Plan (the “Change in Control Plan”). The Severance Plan and Change in Control Plan (collectively the “New Plans”) are unfunded and unsecured plans that became effective March 5, 2013. The Committee adopted the Severance Plan to more clearly protect our incoming and current executives and to be more in line with our competitors. The Committee adopted the Change in Control Plan to ensure retention of our executive talent particularly when considering potential acquisitions that may create uncertainty.

Under the New Plans, in order to be entitled to severance payments, the executive must agree to, among other things, a release agreement prohibiting the performance of services for, or participation in ownership of, any competitor and prohibiting solicitation of Company employees and agents. The New Plans pay severance upon certain triggering events when the Committee has determined that the executive has been involuntarily terminated without “cause” or has experienced a “constructive termination”, in each case as defined under the New Plans.

The Severance Plan benefits are payable to an executive holding the title of Vice President or higher with the Company’s wholly owned subsidiary, Symetra Life Insurance Company, when the Committee determines that the executive has been involuntarily terminated without cause or experienced a constructive termination. The following severance benefits are payable to the executives within 60 days of termination:

•	A cash severance payment as follows:

•	To the Chief Executive Officer, in the amount equal to 2 times annual base salary at the time of termination;

•	To executive officers (as defined for purposes of Exchange Act Rule 3b-7), in the amount equal to 1.5 times annual base salary at the time of termination; and

•	To all other executives, in the amount equal to 1 times annual base salary at the time of termination.

•

An annual incentive bonus only if the executive terminates after the end of the year in which a bonus was earned but before it was paid, in which case the executive’s bonus will be determined as if the executive had remained employed until the bonus was to be paid;

•	A lump sum payment equal to 6 months times the employer’s share of the executive’s current premium under the Company medical plan, subject to certain conditions;

•	Pro-rata vesting of performance unit awards that are at least 12 months into an award period;

•	One-third vesting of restricted stock awards for each year completed in the award period; and

•

Pro-rata vesting of stock options based on full years from the date of grant to date of termination, divided by the number of years until the options would have vested under the executive’s original grant under his/her Stock Option Award Agreement.

Under the Change in Control Plan, benefits are payable to executive officers and key employees named as eligible by the Committee upon a change in control. In general, a change of control is one or more of the following events: (1) any person (other than White Mountains Insurance Group, Ltd. or Berkshire Hathaway, Inc., or their wholly owned subsidiaries) acquires more than 35% of the Company’s common stock; (2) certain changes occur in the composition of the Company’s Board of Directors; (3) a sale of all or substantially all of the business or business-related assets of the Company and its subsidiaries (determined on a consolidated basis). A change of control does not occur upon the approval of stockholders of a merger, consolidation or sale transaction alone, but rather consummation of such a triggering event.

The change in control severance benefits are payable when the Committee determines that the executive has been terminated without cause or had a constructive termination within 90 days before or 24 months after a change in control occurred. The following change in control severance benefits are payable to executives:

•	A cash severance payment as follows:

•	To the Chief Executive Officer, in the amount equal to 2.5 times the sum of annual base salary at the time of termination plus his/her average annual incentive bonus for the prior three years; and

•

To executive officers and certain key employees, in the amount equal to 2 times the sum of annual base salary at the time of termination plus his/her average annual incentive bonus or sales incentive compensation paid in the prior three years.

•	A lump sum payment equal to 18 months times the employer’s share of the executive’s current premium under the Company medical plan;

•	Pro-rata vesting of performance unit awards if terminated within 24 months after a change in control;

•	Vesting of restricted stock awards as if the vesting date occurred immediately prior to termination without cause or constructive termination; and

•	Full vesting of stock options if termination without cause or constructive termination occurs within 24 months after a change in control.

Severance paid under the Change in Control Plan is in lieu of payments under any other severance plan of the Company.

The summaries above are not complete and are qualified in entirety by reference to the Symetra Financial Corporation Executive Severance Pay Plan and the Symetra Financial Corporation Senior Executive Change in Control Plan, copies of which are filed herewith as Exhibits 10.01 and 10.02, respectively.

As a result of the adoption of the New Plans, upon the recommendation of the Committee, the Board of Directors also adopted an amendment to the Annual Incentive Bonus Plan on March 5, 2013, to conform it to the terms of the New Plans, a copy of which is filed herewith as Exhibit 10.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Symetra Financial Corporation Executive Severance Pay Plan.

10.02	Symetra Financial Corporation Senior Executive Change in Control Plan.

10.03	Amendment to the Symetra Financial Corporation Annual Incentive Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2013	SYMETRA FINANCIAL CORPORATION

	By:	/s/ David S. Goldstein
David S. Goldstein, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.01	Symetra Financial Corporation Executive Severance Plan.

10.02	Symetra Financial Corporation Change in Control Plan.

10.03	Amendment to the Symetra Financial Corporation Annual Incentive Bonus Plan.